EXHIBIT 99.1

Così, Inc. Names Carin Stutz Chief Executive Officer

Executive brings more than 30 years of brand-building and operations experience to Così

DEERFIELD, IL, December 12, 2011  -- Così, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today announced the appointment of Carin L. Stutz as the company’s new Chief Executive Officer and President beginning January 1.   She also will join the Così Board of Directors.

“Carin is a proven leader with deep operational, marketing and business development experience,” said Michael O’Donnell, CEO of Ruth’s Hospitality Group and a member of the Così board and search committee. “She is a respected leader with a track record of innovative strategic brand building, and an impressive record of accomplishment, having held leadership positions at several of our industry's leading companies. Her energetic leadership and broad perspective will drive our company forward.”

Stutz (55) joins Così from full-service restaurant leader Brinker International, Inc. (NYSE: EAT) where she was President of Global Business Development, leading all aspects of franchise development and operations for 240 Chili’s and Maggiano’s restaurants around the globe.  Prior to joining Brinker, Stutz was Executive Vice President of Operations for Applebee’s International, Inc. (NYSE: DIN). She oversaw more than 1,900 company-owned and franchise restaurants in 49 states. Prior to Applebee’s, she was the Pacific Division Vice President for Wendy’s International; served as Regional Operations Vice President for Sodexo, U.S.A., and was Vice President of Corporate Operations for NutriSystem, Inc.

Stutz holds a Bachelor of Science degree from Western Illinois University and a Master of Business Administration degree from Mid America Nazarene University.  She is the Chair of the Women’s Foodservice Forum, a leading organization in the food service industry dedicated to developing gender-diverse leadership talent.

"I am thrilled at the opportunity to lead this talented management team and help build a great future for the Così brand, our employees, franchise owners, and all who invest in our success," said Stutz.  "My mission is to energize the Così brand and the guest experience.”

In conjunction with the appointment of the new CEO, the company announced that Board of Directors member Stephen F. Edwards assumes the role of Executive Chair on January 1.  Edwards will work with the company’s management team to refine the long-term strategic plan, explore opportunities to raise capital and communicate with various external constituencies, and will serve as a liaison between management and the Board.  "On behalf of the board, I would like to thank Mark Demilio for his leadership as interim CEO through this transition and look forward to continuing to work with him as a member of the Board of Directors," said Edwards.

About Così, Inc.

Così® (http://www.getcosi.com) is a national fast-casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Così's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 80 Company-owned and 57 franchise restaurants operating in seventeen states, the District of Columbia and the United Arab Emirates. The Così®vision is to become America's favorite fast-casual restaurant by providing customers authentic, innovative, savory food.

The Così®menu features unique sandwiches, freshly tossed salads, melts, soups, flatbread pizzas, Squagels(R), breakfast wraps and other breakfast products, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così®restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"COSÌ", "(Sun & Moon Design)" and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright Copyright 2011 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. Coli, "mad cow disease" and avian influenza or "bird flu"; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees' ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build-out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and, adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on the company's website at http://www.getcosi.com in the investor relations section.

MEDIA CONTACT: Ellen Hartman, 678 399 3335 or 770 355 8855, ellen@hartmanpr.com

SOURCE: Così, Inc.